As filed with the Securities and Exchange Commission on April 18, 1997
                                                  Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              SPECTRIAN CORPORATION
             (Exact name of Registrant as specified in its charter)

                  California                                    77-0023003
           (State of Incorporation)                          (I.R.S. Employer
                                                             Identification No.)

                               350 West Java Drive
                           Sunnyvale, California 94089
                                 (408) 745-5400
   (Address and telephone number of Registrant's principal executive offices)

                         ------------------------------

                      Non-Qualified Stock Option Agreements

                            (Full Title of the Plans)

                         ------------------------------

                              Garrett A. Garretson
                 President, Chief Executive Officer and Director
                          (Principal Executive Officer)
                              Spectrian Corporation
                               350 West Java Drive
                           Sunnyvale, California 94089
                                 (415) 745-5400
            (Name, address and telephone number of agent for service)

                         ------------------------------

                                    Copy to:

                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         ------------------------------

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

                                             CALCULATION OF REGISTRATION FEE

=======================================================================================================================

                                      Amount                Proposed                Proposed
          Title of                    to be                 Maximum                 Maximum
         Securities                 Registered              Offering               Aggregate                 Amount of
            to be                                          Price Per                Offering               Registration
         Registered                                         Share(1)                Price(1)                    Fee
=======================================================================================================================
Common Stock, no                     390,000                 13.94                 5,380,000                 1,648.00
par value, to be
issued pursuant to
Non-Qualified Stock
Option Agreements

=======================================================================================================================
(1)      Estimated  in  accordance  with Rule  457(c)  solely for the purpose of calculating  the  registration  fee on the basis of the  average of the high and low sales  prices  for the  Common  Stock as  reported  on the
         Nasdaq National Market on April 14, 1997.
=======================================================================================================================

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Spectrian Corporation is sometimes referred to herein as the "Company"):

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Company's Quarterly Report on Form 10-Q for the fiscal period ended June 29, 1996, filed pursuant to Section 13 of the 1934 Act;

                  (c) The Company's Quarterly Report on Form 10-Q for the fiscal period ended September 28, 1996, filed pursuant to Section 13 of the 1934 Act;

                  (d) The Company's Quarterly Report on Form 10-Q for the fiscal period ended December 28, 1996, filed pursuant to Section 13 of the 1934 Act;

                  (e) The Company's Proxy Statement dated June 14, 1996 relating to the Company's 1996 Annual Meeting of Shareholders; and

                  (f) The description of the Company's Common Stock contained in Company's Registration Statement on Form 8-A filed June 9, 1994 pursuant to Section 12(g) of the 1934 Act.

                  (g) The description of the Company's Series A Preferred Stock Purchase Rights contained Company's Registration Statement on Form 8-A filed January 17, 1997 pursuant to Section 12(g) of the 1934 Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

                  As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

                  Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

Item 7.           Exemption from Registratin Claimed

                  Not Applicable.

Item 8.           Exhibits



Exhibit
Number                              Documents
------------     ---------------------------------------------------------------
4.1 Stock Option Agreement dated 11/26/96 between Registrant and Garrett A. Garrettson

4.2 Stock Option Agreement dated 11/26/96 between Registrant and Garrett A. Garrettson

4.3 Stock Option Agreement dated 3/24/97 between Registrant and Bruce Wright

4.4 Stock Option Agreement dated 3/20/97 between Registrant and Michael Morrione

5.1 Opinion of counsel as to legality of securities being registered

23.1                  Consent of Counsel (contained in Exhibit 5.1)

23.2                  Consent of Independent Auditors

24.1                  Power of Attorney (see page 5)


Item 9.           Undertakings

                  A. The undersigned registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2)  That,  for  the  purpose  of   determining   any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act") each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the California General Corporation Law, the Articles of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Spectrian Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 18th day of April, 1997.


                                     SPECTRIAN CORPORATION


                                     By: /S/ GARRETT A. GARRETTSON
                                         ---------------------------------------
                                              Garrett A. Garrettson
                                              President, Chief Executive Officer
                                              and   Direct (Principal  Executive
                                              Officer)

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Garrett A. Garrettson and Bruce Wright, and each of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  Signature                                        Title                                  Date
-----------------------------------------   -------------------------------------------   ---------------------------------

/S/ GARRETT A. GARRETTSON                      President, Chief Executive Officer                    April 18, 1997
---------------------------------------------- and Director (Principal Executive
(Garrett A. Garrettson)                        Officer)

/S/ BRUCE WRIGHT                               Chief Financial Officer                               April 18, 1997
----------------------------------------------
(Bruce Wright)

/S/ JAMES A. COLE                              Director                                              April 18, 1997
----------------------------------------------
(James A. Cole)

/S/ MARTIN COOPER                              Director                                              April 18, 1997
----------------------------------------------
(Martin Cooper)

/S/ ROBERT C. WILSON                           Director                                              April 18, 1997
----------------------------------------------
(Robert C. Wilson)

/S/ ERIC A. YOUNG                              Director                                              April 18, 1997
----------------------------------------------
(Eric A. Young)


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                           --------------------------

                                    EXHIBITS

                           --------------------------


                       Registration Statement on Form S-8

                              SPECTRIAN CORPORATION

                                 April 18, 1997

                              SPECTRIAN CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS





    Exhibit
    Number                            Description
--------------- ---------------------------------------------------------------

     4.1 Stock Option Agreement dated 11/26/96 between Registrant and Garrett A. Garrettson

     4.2 Stock Option Agreement dated 11/26/96 between Registrant and Garrett A. Garrettson

     4.3        Stock Option  Agreement  dated 3/24/97  between  Registrant  and
                Bruce Wright

     4.4 Stock Option Agreement dated 3/20/97 between Registrant and Michael Morrione

     5.1        Opinion of counsel as to legality of securities being registered

     23.1       Consent of Counsel (contained in Exhibit 5.1)

     23.2       Consent of Independent Auditors

     24.1       Power of Attorney (contained in page 5)